UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                 --------------

       Date of Report (Date of earliest event reported) September 9, 1999

                            ENSEC INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

      Florida                    0-21361                      65-0654330
      -------                    -------                      ----------
(State or other                (Commission                  (IRS Employer
jurisdiction of                File Number)               Identification No.)
 incorporation)


                       ONE WORLD TRADE CENTER, SUITE 3357
                               NEW YORK, NY 10048

          (Address of principal executive offices, including zip code)


                                 (212) 524-0600

              (Registrant's telephone number, including area code)


                    J:\ensec\34 act filings\8K (9-15-99).wpd

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Item 1.                    Change in Control of Registrant

         On September 9, 1999, Ronan C. do Couto Rosa was granted a proxy from Charles Finkel, the sole beneficial owner, whether directly or indirectly, of each of Fugrow Investments, Inc., Tecpo Comercio e Representacoes Ltda. Brazil, Mayfair Ltd. Partnership and Mayfair Co. (collectively, the "Finkel Entities"). Pursuant to such proxy, Mr. Rosa may vote an aggregate of 3,425,000 shares of Common Stock, par value $0.01 per share (the "Common Stock") of Ensec International, Inc. (the "Company"), which amount constitutes approximately 57% of the Company's outstanding Common Stock. This proxy has been granted by Mr. Finkel pending the execution of a definitive stock purchase agreement (the "Agreement") between Mr. Rosa and the Finkel Entities pursuant to which Mr. Rosa shall acquire (the "Acquisition") such shares from the Finkel Entities.

         It is contemplated that the Acquisition will be consummated for consideration of One Dollar ($1.00) plus the assumption by Mr. Rosa of all personal liabilities (including certain personal guaranties not in excess of $2,200,000) of Mr. Finkel in connection with the Company and the release of Mr. Finkel therefrom. Upon completion of the Acquisition, neither Mr. Finkel nor the Finkel Entities shall own or vote any shares of Common Stock of the Company.

         Mr. Finkel was the President, Chief Executive Officer and a director of the Company prior to the issuance of the proxy. Mr. Finkel resigned from all of his offices and positions with the Company as of September 9, 1999. See Item 6.

Item 2.                    Acquisition or Disposition of Assets.

         On September 9, 1999 the Company entered into an Asset Purchase Letter of Intent with American Computer Machines Enterprises, Inc. ("ACME") which expresses their mutual understanding as to the terms and conditions of an agreement whereby ACME shall purchase certain assets (the "Asset Purchase") of the Company, for consideration to be determined by mutual agreement pending the performance of an independent appraisal of such assets by an investment banking firm. ACME has agreed to pay $150,000 to the Company as soon as practicable, in contemplation of the execution of a definitive asset purchase agreement and as an advance on the purchase price therefor. The parties contemplate that the Asset Purchase will include the Company's En2000(TM) software. The value of such software was previously written off by the Company and is not reflected in the financial statements of the Company.

Item 5.                    Other Events.

         The Company's Board of Directors adopted resolutions by unanimous written consent on or about September 9, 1999 to (i) increase the size of the Board of Directors from three (3) to four (4) directors, (ii) nominate and elect Ronan C. do Couto Rosa to fill the Class III directorship vacated by Mr. Finkel;
(iii) nominate and elect Fernanda Rosa to a Class III directorship with a term expiring at the annual shareholders' meeting for 2002; and (iv) nominate and appoint Mr. Rosa to the offices

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of President and Chief Executive Officer, which offices were vacated by Mr.
Finkel, to serve the balance of the unexpired term.

Item 6.                    Resignation of Registrant's Directors.

         As of September 9, 1999, Mr. Finkel resigned as a director of the Company. See Items 1 and 5.

Item 7.                    Financial Statements and Exhibits

         None.






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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


         Dated: September 15, 1999

                                    ENSEC INTERNATIONAL, INC.



                                    By: /s/ RONAN C. do Couto ROSA
                                    ------------------------------

                                         Ronan C. do Couto Rosa
                                         President and Chief Executive Officer


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